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                                                                      EXHIBIT 21
                                                                      ----------

           DIRECT AND INDIRECT SUBSIDIARIES OF BOB EVANS FARMS, INC.

                                                STATE OR OTHER JURISDICTION OF
                      NAME OF SUBSIDIARY         INCORPORATION OR ORGANIZATION
                      ------------------        ------------------------------

     BEF Holding Co., Inc.                                 Delaware
     Bob Evans Farms, Inc.                                   Ohio
     Owens Country Sausage, Inc.                             Texas
     Owens Foods, Inc.                                       Texas
     Owens Country Foods, Inc.                               Texas
     BEF Aviation Co., Inc.                                  Ohio
     BEF IN Holding Co., Inc.                              Delaware
     BEF RE Holding Co., Inc.                              Delaware
     BEF REIT, Inc.                                          Ohio
     Bob Evans Restaurants, Inc.                             Ohio
     Bob Evans Restaurants of Michigan, Inc.               Delaware
     Bob Evans Restaurants of Indiana, L.P.                 Indiana
     Bob Evans Transportation Company, LLC                   Ohio